Exhibit 99
National Patent Development Corporation
Announces Completion of Five Star Products Merger

NEW YORK, NY (August 28, 2008)— National Patent Development Corporation (OTC Bulletin Board: NPDV.OB) today announced that, on August 28, 2008, its wholly owned subsidiary, NPDV Acquisition Corp.,  merged with and into Five Star Products, Inc. (OTC Bulletin Board: FSPX.OB), with Five Star continuing as the surviving corporation.  As a result of the merger, the separate corporate existence of NPDV Acquisition Corp. has terminated and Five Star is now a wholly-owned subsidiary of National Patent.   The merger was effected pursuant Section 253(d) of the General Corporation Law of the State of Delaware.

Since, as a result of the merger, Five Star has only one stockholder, it is now below the 300 stockholder threshold making it eligible to terminate the registration of its shares of common stock under the Securities Exchange Act of 1934, as amended.  Five Star intends to file a Certification and Notice of Termination of Registration on Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under the Exchange Act.  Five Star will no longer be required to file annual, quarterly and other periodic reports with the Securities and Exchange Commission, and will no longer be subject to the proxy rules under the Exchange Act.

Pursuant to the terms of the merger, each share of Five Star common stock outstanding immediately prior to the effective time of the merger (other than shares held by Five Star, National Patent or NPDV Acquisition Corp., or their subsidiaries, all of which were cancelled and retired and cease to exist, and other than shares held by stockholders who exercise and perfect appraisal rights under the Delaware General Corporation Law), now represents only the right to receive $0.40 per share, net to the holder in cash, without interest thereon and less any required withholding taxes upon presentation of appropriate documentation by the holder of such shares to the Exchange Agent, Computershare Trust Company, N.A. at Attn: Corporate Actions, 250 Royall Street, Canton, MA 02021, Customer Service: (800) 546-5141.  Within the next few days, the Exchange Agent will mail to stockholders the materials to be used to exchange certificates formerly representing shares of Five Star common stock for such payment and will accept, on behalf of Five Star, the surrender of such stock certificates.

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About National Patent Development Corporation

National Patent Development Corporation, a Delaware corporation, owns and operates a home improvement distribution business through Five Star, and also owns certain other assets, including real estate.

About Five Star

Five Star Products, Inc., a Delaware corporation, is engaged in the wholesale distribution of paint sundry and hardware products in the Northeast and Middle-Atlantic states with particular strength in the greater New York metropolitan area. Five Star Products, Inc. distributes products to approximately 3,000 independent retail dealers, which include paint stores, independent hardware stores, lumber yards, and do-it-yourself centers. Five Star Products, Inc. distributes a range of private label products sold under the “Five Star” name.  Five Star Products, Inc. operates two distribution centers, the primary one located in East Hanover, NJ and another in Newington, CT.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Exchange Act, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties.  Risks and uncertainties that could cause results to differ from expectations include: uncertainties as to the timing of the filing of the Form 15 with the Securities and Exchange Commission and the acceptance of such filing by the Commission; the effects of disruption from the transaction making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in the tender offer documents previously filed by National Patent with the Securities and Exchange Commission and the Solicitation/Recommendation Statement previously filed by Five Star.  National Patent and Five Star undertake no obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Contact:
National Patent Development Corporation
John Belknap, 646-742-1627